Exhibit 10.13

Zenas BioPharma, Inc.
2020 Equity Incentive Plan

Incentive Share Option Agreement

Name of Participant:
Number of Common Stock subject to the Share Option:
Exercise Price per Share:	$
Date of Grant:
Vesting Commencement Date:
Covered Transaction:	The Share Option will vest in full upon the consummation of a Covered Transaction
Expiration Date:	[DATE][1], subject to earlier termination, as provided under the Plan and this Agreement

This agreement (this “Agreement”) evidences a share option granted by Zenas BioPharma, Inc. (the “Company”) to the individual named above (the “Participant”), pursuant to and subject to the terms of the Zenas BioPharma, Inc. 2020 Equity Incentive Plan (as from time to time amended and in effect, the “Plan”). Except as otherwise defined herein, all capitalized terms used herein have the same meaning as in the Plan.

1.            Grant of Share Option. The Company grants to the Participant on the date of grant set forth above (the “Date of Grant”) a Share Option to purchase, pursuant to and subject to the terms set forth in this Agreement and in the Plan, up to the number of Shares set forth above with an exercise price per Share as set forth above, in each case subject to adjustment pursuant to Section 7 of the Plan in respect of transactions occurring after the date hereof.

The Share Option evidenced by this Agreement is intended to be treated as an ISO to the maximum extent provided under the Code. To the extent the Share Option does not qualify as an ISO, the Share Option will be treated as an NSO. The Participant acknowledges and agrees that the Administrator may take any action permitted under the Plan without regard to the effect such action or actions may have on the status of the Share Option as an ISO and that such action or actions may cause the Share Option to fail to be treated as an ISO. To the extent that the aggregate Fair Market Value (determined at the time of grant) of the Shares subject to the Share Option and all other ISOs the Participant holds that are exercisable for the first time during any calendar year (under all plans of the Company and its subsidiaries) exceeds $100,000, the share options held by the Participant or portions thereof that exceed such limit (according to the order in which they were granted in accordance with Section 422) will be treated as NSOs.

2.            Vesting. The term “vest” as used herein with respect to the Share Option or any portion thereof means to become exercisable and the term “vested” with respect to the Share Option (or any portion thereof) means that the Share Option (or portion thereof) is then exercisable. Unless earlier terminated, forfeited, relinquished or expired, the Share Option will vest as to [twenty five percent (25%) of the Shares on the first anniversary of the [Date of Grant][Vesting Commencement Date] and as to one forty-eighth (1/48th) of the Shares on each monthly anniversary of the first anniversary of the [Date of Grant][Vesting Commencement Date], with the number of Shares that vest on any such date being rounded down to the nearest whole Share and the Share Option becoming vested as to 100% of the Shares on the fourth (4th) anniversary of the [Date of Grant][Vesting Commencement Date], subject, in each case, to the Participant remaining in continuous Employment from the Date of Grant through the applicable vesting date].

1 Note to Draft: This date will be no longer in duration than 10 years from the Date of Grant or 5 years from the Date of Grant for a 10-percent shareholder.

3.            Exercise of the Share Option. No portion of the Share Option may be exercised until such portion vests. Each election to exercise any vested portion of the Share Option will be subject to the terms and conditions of the Plan and must be in written or electronic form acceptable to the Administrator, signed (including by electronic signature) by the Participant or, if at the relevant time the Share Option has passed to a permitted transferee, the permitted transferee. Each such written or electronic exercise election must be received by the Company at its principal office or by such other party as the Administrator may prescribe and be accompanied by payment in full of the exercise price by cash or check, through a broker-assisted exercise program acceptable to the Administrator, or as otherwise provided in the Plan consistent with the regulations promulgated under Section 424 of the Code, and the Participant must also execute any additional documents that the Administrator determines in its sole discretion in order to effectuate such exercise. The latest date on which the Share Option will terminate or any vested portion thereof may be exercised is the tenth (10th) anniversary (or the fifth (5th) anniversary, in the case of a 10-percent shareholder within the meaning of Section 422(b)(6) of the Code) of the Date of Grant (the “Expiration Date”) upon which, if not earlier terminated under the terms of the Plan or this Agreement, the Share Option or any remaining portion thereof will thereupon immediately terminate. The Company may require, as a condition to the exercise of the Share Option or the issuance of Shares thereunder, such representations or agreements as counsel for the Company may consider appropriate to avoid violation of the Securities Act of 1933, as amended, or any other Applicable Laws. No Shares will be issued pursuant to this Agreement unless and until all legal requirements applicable to the issuance or transfer of such Shares have been complied with to the satisfaction of the Company.

4.            Cessation of Employment. If the Participant’s Employment ceases, except as expressly provided for in an employment agreement between the Participant and the Company that is in effect at the time of such termination, the Share Option, to the extent not then vested, will be immediately forfeited for no consideration, and any vested portion of the Share Option that is then outstanding will remain exercisable for the period described in Section 6(a)(4) of the Plan. The Participant acknowledges and agrees that in the event any portion of the Share Option is exercised after the date that is three (3) months after the date of the cessation of the Participant’s employment with the Company and its subsidiaries (subject to certain exceptions in the case of the Participant’s death), or any portion of the exercise price is satisfied through a broker-assisted exercise program, the Participant will lose the tax treatment afforded to ISOs under the Code with respect to any portion of the Share Option so exercised.

5.            Restrictions on Transfer; Disqualifying Dispositions. The Share Option may not be transferred except as expressly permitted under Section 6(a)(3) of the Plan. If the Participant transfers or otherwise disposes of any Shares acquired upon exercise of the Share Option within two years from the Date of Grant or within one year after such Shares were acquired pursuant to the exercise of the Share Option, within fifteen (15) days following such transfer, the Participant will notify the Company in writing of such transfer or disposition.

6.            Forfeiture; Recovery of Compensation. By accepting, or being deemed to have accepted, the Share Option, the Participant expressly acknowledges and agrees that his or her rights, and those of any permitted transferee, with respect to the Share Option, including the right to any Shares acquired under the Share Option or proceeds from the disposition thereof, are subject to Section 6(a)(5) of the Plan (including any successor provision). The Participant further agrees to be bound by the terms of any clawback or recoupment policy of the Company that applies to incentive compensation that includes Awards such as the Share Option and any policy of the Company or any of its Affiliates that relates to trading on non-public information and permitted transactions with respect to shares of Stock, including limitations on hedging and pledging. Nothing in the preceding sentence will be construed as limiting the general application of Section 8 of this Agreement.

7.            Withholding. The Participant expressly acknowledges and agrees that the Participant’s rights hereunder, including the right to be issued Shares upon exercise of the Share Option, are subject to the Participant promptly paying to the Company in cash or by check (or by such other means as may be acceptable to the Administrator) all taxes required to be withheld, if any. No Shares will be issued pursuant to the exercise of the Share Option unless and until the person exercising the Share Option has remitted to the Company an amount in cash sufficient to satisfy any federal, state, or local withholding tax requirements, or has made other arrangements satisfactory to the Company with respect to such taxes. The Participant authorizes the Company and its subsidiaries to withhold such amount from any amounts otherwise owed to the Participant, but nothing in this sentence will be construed as relieving the Participant of any liability for satisfying his or her obligation under the preceding provisions of this Section.

8.            Provisions of the Plan. This Agreement is subject in its entirety to the provisions of the Plan, which are incorporated herein by reference. A copy of the Plan as in effect on the Date of Grant has been made available to the Participant. By accepting, or being deemed to have accepted, the Share Option, the Participant agrees to be bound by the terms of the Plan and this Agreement. In the event of any conflict between the terms of this Agreement and the Plan, the terms of the Plan will control.

9.            No Guarantee of Continued Service. The Participant acknowledges and agrees that nothing in this Agreement constitutes an express or implied promise of continued employment or other engagement with the Company or its subsidiaries for any period of time or shall interfere in any way with the right of the Company or its subsidiaries to terminate the Participant’s relationship as an employee or other service provider at any time, with or without Cause.

10.            Acknowledgements. The Participant acknowledges and agrees that (i) this Agreement may be executed in two or more counterparts, each of which will be an original and all of which together will constitute one and the same instrument, (ii) this Agreement may be executed and exchanged using facsimile, portable document format (PDF) or electronic signature, which, in each case, will constitute an original signature for all purposes hereunder, and (iii) such signature by the Company will be binding against the Company and will create a legally binding agreement when this Agreement is countersigned by the Participant.

[Signature page follows.]

The Company, by its duly authorized officer, and the Participant have executed this Agreement as of the Date of Grant.

Zenas BioPharma, Inc.

By:
Name:
Title:

Agreed and Accepted:

By
[Participant’s Name]

Signature page to Share Option Agreement